TONIX PHARMACEUTICALS HOLDING CORP. 8-K

EXHIBIT 99.01

Tonix Pharmaceuticals Announces Pricing of $20.0 Million Registered Direct Offering

CHATHAM, N.J., December 29, 2025 (GLOBE NEWSWIRE) -- Tonix Pharmaceuticals Holding Corp. (Nasdaq: TNXP) (“Tonix” or the “Company”), a fully-integrated commercial stage biotechnology company, today announced it has entered into a securities purchase agreement with Point72 for the purchase and sale of 615,025 shares of its common stock at an offering price of $16.26 per share and, in lieu of shares of common stock, pre-funded warrants to purchase up to an aggregate of 615,025 shares of common stock at a purchase price of $16.259 per pre-funded warrant, which equals the offering price per share of the common stock less the $0.001 per share exercise price of each pre-funded warrant. The closing of the offering is expected to take place on or about December 30, 2025, subject to the satisfaction of customary closing conditions.

The gross proceeds of the offering will be approximately $20.0 million before deducting placement agent fees and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to fund the commercialization of its marketed products, the development of its product pipeline, and general working capital and corporate purposes.

TD Cowen is acting as sole placement agent for the offering. A.G.P./Alliance Global Partners is acting as a financial advisor.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-287965) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from TD Securities (USA) LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at TDManualrequest@broadridge.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Tonix Pharmaceuticals Holding Corp.*

Tonix is a fully-integrated biotechnology company with marketed products and a pipeline of development candidates. Tonix markets FDA-approved TONMYATM, a first-in-class, non-opioid analgesic medicine for the treatment of fibromyalgia, a chronic pain condition that affects millions of adults. TONMYA is the first new prescription medicine approved by the FDA for fibromyalgia in more than 15 years. TONMYA was investigated as TNX-102 SL. Tonix also markets two treatments for acute migraine in adults: Zembrace® SymTouch® (sumatriptan injection) and Tosymra® (sumatriptan nasal spray). Tonix’s development portfolio* is focused on central nervous system (CNS) disorders, immunology, immuno-oncology, rare disease and infectious disease. TNX-102 SL is being developed to treat acute stress reaction and acute stress disorder under an Investigator-Initiated IND at the University of North Carolina in the OASIS study funded by the U.S. Department of Defense (DoD). TNX-102 SL is also in development for major depressive disorder. Tonix’s immunology development portfolio consists of biologics to address organ transplant rejection, autoimmunity and cancer, including TNX-1500, which is a Phase 2- ready Fc-modified humanized monoclonal antibody targeting CD40-ligand (CD40L or CD154) being developed for the prevention of allograft rejection and for the treatment of autoimmune diseases. Tonix’s rare disease portfolio includes TNX-2900, intranasal oxytocin potentiated with magnesium, in development for Prader-Willi syndrome and expected to start a potential pivotal Phase 2 study in 2026. Tonix’s infectious disease portfolio includes TNX-801, a vaccine in development for mpox and smallpox, as well as TNX-4800, a Phase 2- ready long-acting humanized monoclonal antibody for the seasonal prevention of Lyme disease. Finally, TNX-4200 for which Tonix has a contract with the U.S. DoD’s Defense Threat Reduction Agency (DTRA) for up to $34 million over five years, is a small molecule broad-spectrum antiviral agent targeting CD45 for the prevention or treatment of high lethality infections to improve the medical readiness of military personnel in biological threat environments. Tonix owns and operates a state-of-the art infectious disease research facility in Frederick, Md.

* Tonix’s product development candidates are investigational new drugs or biologics; their efficacy and safety have not been established and have not been approved for any indication.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 including those relating to the completion of the offering, the satisfaction of customary closing conditions, the intended use of proceeds from the offering and other statements that are predictive in nature. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially as a result of a number of factors, including the ability of the Company to satisfy the conditions to the closing of the offering and the timing thereof, as well as those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 18, 2025, and periodic reports filed with the SEC on or after the date thereof. Tonix does not undertake an obligation to update or revise any forward-looking statement. All of Tonix's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Investor Contacts

Jessica Morris
Tonix Pharmaceuticals
investor.relations@tonixpharma.com
(862) 799-8599

Brian Korb
astr partners
(917) 653-5122

brian.korb@astrpartners.com

Media Contacts
Mary Ann Ondish

Tonix Pharmaceuticals
maryann.ondish@tonixpharma.com

Ray Jordan
Putnam Insights
ray@putnaminsights.com

INDICATION

TONMYA is indicated for the treatment of fibromyalgia in adults.

CONTRAINDICATIONS

TONMYA is contraindicated:

In patients with hypersensitivity to cyclobenzaprine or any inactive ingredient in TONMYA. Hypersensitivity reactions may manifest as an anaphylactic reaction, urticaria, facial and/or tongue swelling, or pruritus. Discontinue TONMYA if a hypersensitivity reaction is suspected. With concomitant use of monoamine oxidase (MAO) inhibitors or within 14 days after discontinuation of an MAO inhibitor. Hyperpyretic crisis seizures and deaths have occurred in patients who received cyclobenzaprine (or structurally similar tricyclic antidepressants) concomitantly with MAO inhibitors drugs.

During the acute recovery phase of myocardial infarction, and in patients with arrhythmias, heart block or conduction disturbances, or congestive heart failure. In patients with hyperthyroidism.

WARNINGS AND PRECAUTIONS

Embryofetal toxicity: Based on animal data, TONMYA may cause neural tube defects when used two weeks prior to conception and during the first trimester of pregnancy. Advise females of reproductive potential of the potential risk and to use effective contraception during treatment and for two weeks after the final dose. Perform a pregnancy test prior to initiation of treatment with TONMYA to exclude use of TONMYA during the first trimester of pregnancy.

Serotonin syndrome: Concomitant use of TONMYA with selective serotonin reuptake inhibitors (SSRIs), serotonin norepinephrine reuptake inhibitors (SNRIs), tricyclic antidepressants, tramadol, bupropion, meperidine, verapamil, or MAO inhibitors increases the risk of serotonin syndrome, a potentially life-threatening condition. Serotonin syndrome symptoms may include mental status changes, autonomic instability, neuromuscular abnormalities, and/or gastrointestinal symptoms. Treatment with TONMYA and any concomitant serotonergic agent should be discontinued immediately if serotonin syndrome symptoms occur and supportive symptomatic treatment should be initiated. If concomitant treatment with TONMYA and other serotonergic drugs is clinically warranted, careful observation is advised, particularly during treatment initiation or dosage increases.

Tricyclic antidepressant-like adverse reactions: Cyclobenzaprine is structurally related to TCAs. TCAs have been reported to produce arrhythmias, sinus tachycardia, prolongation of the conduction time leading to myocardial infarction and stroke. If clinically significant central nervous system (CNS) symptoms develop, consider discontinuation of TONMYA. Caution should be used when TCAs are given to patients with a history of seizure disorder, because TCAs may lower the seizure threshold. Patients with a history of seizures should be monitored during TCA use to identify recurrence of seizures or an increase in the frequency of seizures.

Atropine-like effects: Use with caution in patients with a history of urinary retention, angle-closure glaucoma, increased intraocular pressure, and in patients taking anticholinergic drugs.

CNS depression and risk of operating a motor vehicle or hazardous machinery: TONMYA monotherapy may cause CNS depression. Concomitant use of TONMYA with alcohol, barbiturates, or other CNS depressants may increase the risk of CNS depression. Advise patients not to operate a motor vehicle or dangerous machinery until they are reasonably certain that TONMYA therapy will not adversely affect their ability to engage in such activities. Oral mucosal adverse reactions: In clinical studies with TONMYA, oral mucosal adverse reactions occurred more frequently in patients treated with TONMYA compared to placebo. Advise patients to moisten the mouth with sips of water before administration of TONMYA to reduce the risk of oral sensory changes (hypoesthesia). Consider discontinuation of TONMYA if severe reactions occur.

ADVERSE REACTIONS

The most common adverse reactions (incidence ≥2% and at a higher incidence in TONMYA-treated patients compared to placebo-treated patients) were oral hypoesthesia, oral discomfort, abnormal product taste, somnolence, oral paresthesia, oral pain, fatigue, dry mouth, and aphthous ulcer.

DRUG INTERACTIONS

MAO inhibitors: Life-threatening interactions may occur.

Other serotonergic drugs: Serotonin syndrome has been reported.

CNS depressants: CNS depressant effects of alcohol, barbiturates, and other CNS depressants may be enhanced.

Tramadol: Seizure risk may be enhanced.

Guanethidine or other similar acting drugs: The antihypertensive action of these drugs may be blocked.

USE IN SPECIFIC POPULATIONS

Pregnancy: Based on animal data, TONMYA may cause fetal harm when administered to a pregnant woman. The limited amount of available observational data on oral cyclobenzaprine use in pregnancy is of insufficient quality to inform a TONMYA-associated risk of major birth defects, miscarriage, or adverse maternal or fetal outcomes. Advise pregnant women about the potential risk to the fetus with maternal exposure to TONMYA and to avoid use of TONMYA two weeks prior to conception and through the first trimester of pregnancy. Report pregnancies to the Tonix Medicines, Inc., adverse-event reporting line at 1-888-869-7633 (1-888-TNXPMED).

Lactation: A small number of published cases report the transfer of cyclobenzaprine into human milk in low amounts, but these data cannot be confirmed. There are no data on the effects of cyclobenzaprine on a breastfed infant, or the effects on milk production. The developmental and health benefits of breastfeeding should be considered along with the mother’s clinical need for TONMYA and any potential adverse effects on the breastfed child from TONMYA or from the underlying maternal condition.

Pediatric use: The safety and effectiveness of TONMYA have not been established.

Geriatric patients: Of the total number of TONMYA-treated patients in the clinical trials in adult patients with fibromyalgia, none were 65 years of age and older. Clinical trials of TONMYA did not include sufficient numbers of patients 65 years of age and older to determine whether they respond differently from younger adult patients.

Hepatic impairment: The recommended dosage of TONMYA in patients with mild hepatic impairment (HI) (Child Pugh A) is 2.8 mg once daily at bedtime, lower than the recommended dosage in patients with normal hepatic function. The use of TONMYA is not recommended in patients with moderate HI (Child Pugh B) or severe HI (Child Pugh C). Cyclobenzaprine exposure (AUC) was increased in patients with mild HI and moderate HI compared to subjects with normal hepatic function, which may increase the risk of TONMYA-associated adverse reactions.

Please see additional safety information in the full Prescribing Information.

To report suspected adverse reactions, contact Tonix Medicines, Inc. at 1-888-869-7633, or the FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

Indication and Usage

Zembrace® SymTouch® (sumatriptan succinate) injection (Zembrace) and Tosymra® (sumatriptan) nasal spray are prescription medicines used to treat acute migraine headaches with or without aura in adults who have been diagnosed with migraine.

Zembrace and Tosymra are not used to prevent migraines. It is not known if Zembrace or Tosymra are safe and effective in children under 18 years of age.

Important Safety Information

Zembrace and Tosymra can cause serious side effects, including heart attack and other heart problems, which may lead to death. Stop use and get emergency help if you have any signs of a heart attack:

  discomfort in the center of your chest that lasts for more than a few minutes or goes away and comes back severe tightness, pain, pressure, or heaviness in your chest, throat, neck, or jaw pain or discomfort in your arms, back, neck, jaw or stomach shortness of breath with or without chest discomfort
  breaking out in a cold sweat
  nausea or vomiting
  feeling lightheaded

Zembrace and Tosymra are not for people with risk factors for heart disease (high blood pressure or cholesterol, smoking, overweight, diabetes, family history of heart disease) unless a heart exam shows no problem.

Do not use Zembrace or Tosymra if you have:

  history of heart problems
  narrowing of blood vessels to your legs, arms, stomach, or kidney (peripheral vascular disease)
  uncontrolled high blood pressure
  hemiplegic or basilar migraines. If you are not sure if you have these, ask your provider.
  had a stroke, transient ischemic attacks (TIAs), or problems with blood circulation severe liver problems
  taken any of the following medicines in the last 24 hours: almotriptan, eletriptan, frovatriptan, naratriptan, rizatriptan, ergotamines, or dihydroergotamine. Ask your provider for a list of these medicines if you are not sure.
  are taking certain antidepressants, known as monoamine oxidase (MAO)-A inhibitors or it has been 2 weeks or less since you stopped taking a MAO-A inhibitor. Ask your provider for a list of these medicines if you are not sure.
  an allergy to sumatriptan or any of the components of Zembrace or Tosymra

Tell your provider about all of your medical conditions and medicines you take, including vitamins and supplements.

Zembrace and Tosymra can cause dizziness, weakness, or drowsiness. If so, do not drive a car, use machinery, or do anything where you need to be alert.

Zembrace and Tosymra may cause serious side effects including:

  changes in color or sensation in your fingers and toes
  sudden or severe stomach pain, stomach pain after meals, weight loss, nausea or vomiting, constipation or diarrhea, bloody diarrhea, fever cramping and pain in your legs or hips; feeling of heaviness or tightness in your leg muscles; burning or aching pain in your feet or toes while resting; numbness, tingling, or weakness in your legs; cold feeling or color changes in one or both legs or feet increased blood pressure including a sudden severe increase even if you have no history of high blood pressure medication overuse headaches from using migraine medicine for 10 or more days each month. If your headaches get worse, call your provider.
  serotonin syndrome, a rare but serious problem that can happen in people using Zembrace or Tosymra, especially when used with anti-depressant medicines called SSRIs or SNRIs. Call your provider right away if you have: mental changes such as seeing things that are not there (hallucinations), agitation, or coma; fast heartbeat; changes in blood pressure; high body temperature; tight muscles; or trouble walking.
  hives (itchy bumps); swelling of your tongue, mouth, or throat seizures even in people who have never had seizures before

The most common side effects of Zembrace and Tosymra include: pain and redness at injection site (Zembrace only); tingling or numbness in your fingers or toes; dizziness; warm, hot, burning feeling to your face (flushing); discomfort or stiffness in your neck; feeling weak, drowsy, or tired; application site (nasal) reactions (Tosymra only) and throat irritation (Tosymra only).

Tell your provider if you have any side effect that bothers you or does not go away. These are not all the possible side effects of Zembrace and Tosymra. For more information, ask your provider.

This is the most important information to know about Zembrace and Tosymra but is not comprehensive. For more information, talk to your provider and read the Patient Information and Instructions for Use. You can also visit https://www.tonixpharma.com or call 1-888-869-7633.

You are encouraged to report adverse effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch, or call 1-800-FDA-1088.